Exhibit 32.1

Certification of Principal Executive and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Swinging Pig Productions, Inc. a Florida corporation (the "Company") on Form 10-K for the year ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael Davis, Principal Executive and Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Swinging Pig Productions, Inc., and will be retained by Swinging Pig Productions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Michael Davis
Michael Davis Principal Executive and Principal Financial Officer May 18, 2011